UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2024

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756

(Address of principal executive offices, including zip code)

(479) 464-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2024, America’s Car-Mart, Inc. (the “Company”) announced the appointment of Jamie Fischer as Chief Operating Officer of the Company, effective October 7, 2024 (the “Effective Date”). Ms. Fischer will report to Douglas Campbell, President and Chief Executive Officer of the Company.

Ms. Fischer, age 45, most recently served as Head of Operations at DriveTime Automotive Group, Inc. (“DriveTime”) since 2021. She previously served as Senior Managing Director of Retail and Inventory Operations for DriveTime from 2018 until 2021 and held various leadership positions in operations and human resources management for DriveTime and its affiliated automotive warranty company, SilverRock, Inc., from 2012 to 2018. Prior to joining DriveTime, Ms. Fischer gained nearly a decade of experience in the auto retail industry, where she focused on operations and leadership development.

In connection with Ms. Fischer’s appointment as Chief Operating Officer, the Company’s principal operating subsidiary entered into a binding employment offer letter with Ms. Fischer dated September 19, 2024. Under the terms of the offer letter, Ms. Fischer will receive an annual base salary of $400,000, or such higher annual salary approved by the Board of Directors (the “Board”). She will have the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by the Company’s operating subsidiary, the Company’s nonqualified deferred compensation plan and any other employee benefit plans and programs provided to similarly situated employees. Following the effectiveness of her appointment, Ms. Fischer will receive a cash signing bonus of $200,000, half of which will be payable within 30 days of the Effective Date, with the remaining half to be payable on the 12-month anniversary of the Effective Date, provided Ms. Fischer remains employed by the Company on the applicable payment date. Additionally, on the Effective Date, Ms. Fischer will be awarded a grant of restricted shares of the Company’s common stock valued at $250,000, which will vest in its entirety on the first anniversary of the Effective Date. Ms. Fischer will also receive an award of restricted shares of the Company’s common stock in December 2024 valued at $150,000, the terms of which will be determined by the Board.

Ms. Fischer will also be entitled under the offer letter to earn an annual cash bonus pursuant to any incentive bonus plan in effect from time to time or as otherwise determined by the Compensation and Human Capital Committee of the Company’s Board (the “Committee”) and will be eligible for long-term incentive awards under the Company’s 2024 Equity Incentive Plan (and any successor plans). For fiscal year 2025, Ms. Fischer will be entitled to receive a guaranteed annual cash bonus equal to 100% of her annual base salary and will be eligible to earn a maximum bonus of up to 120% of her annual base salary, in each case pro-rated for the number of days she is employed during the fiscal year. Any bonus payment above the guaranteed amount will be determined based on a combination of Company results and individual performance against applicable performance goals established by the Committee.

The offer letter contains a covenant not to compete and covenants against the solicitation of employees and customers for the term of her employment and a period of one year thereafter, provisions against the use and disclosure of trade secrets and other confidential information for the term of employment and an indefinite period thereafter, and certain other customary covenants and restrictions.

The offer letter also contains severance benefits for a termination without cause and contains change in control provisions similar to the change in control provisions contained in the Company’s employment agreement with Mr. Campbell and its change in control agreement with the Company’s Chief Financial Officer, Vickie D. Judy. If the Company terminates Ms. Fischer’s employment without cause (as defined in the offer letter), she is entitled to receive an amount equal to 12 months of her base salary in effect immediately prior to the termination. The change in control provisions entitle Ms. Fischer, upon the occurrence of certain events, to a cash payment and the immediate vesting of restricted stock. If Ms. Fischer terminates her employment with the Company for good reason (as defined in the offer letter) or the Company terminates her employment other than for cause, in each case within six months before or 12 months after a change in control (as defined in the offer letter), the Company must pay Ms. Fischer a lump sum cash payment equal to 12 months of her base salary in effect immediately prior to the double-trigger event date (as defined in the offer letter), and all unvested restricted stock previously granted to Ms. Fischer will vest in full without regard to the achievement of any applicable performance goals, unless otherwise prohibited by the applicable equity compensation plans or award agreements.

The foregoing description of the material terms of the offer letter is qualified in its entirety by reference to the full text of the letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 24, 2024, the Company issued a press release announcing the appointment of Jamie Fischer as Chief Operating Officer of the Company effective October 7, 2024. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2., the information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act. The Company undertakes no obligation to update or revise this information.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter, dated as of September 19, 2024, between America’s Car Mart, Inc., an Arkansas corporation, and Jamie Fischer.
99.1	Press release dated September 24, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: September 24, 2024	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer
(Principal Financial Officer)